Exhibit 15.1 – Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-186851, 333-191955, 333-195992, 333-197506, 333-208996 and 333-213336) and Form S-8 (No. 333-188574, 333-197282, 333-214789, 333-256894 and 333-260013) of Gold Reserve Inc. of our report dated April 27, 2023 relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

April 27, 2023